UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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BENCHMARK ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Benchmark Comments on ISS Recommendation

Urges Shareholders to Vote “FOR” Benchmark Director Nominees on the WHITE Proxy Card

ANGLETON, Texas, April 28, 2016 -- Benchmark Electronics, Inc. (NYSE: BHE) today issued the following statement regarding a recent report by Institutional Shareholder Services ("ISS").  The report relates to the election of directors to Benchmark’s Board of Directors at the Company’s 2016 Annual Meeting of Shareholders to be held on May 11, 2016:

We are pleased that ISS supports the election of six of Benchmark’s experienced director nominees.  We are also pleased that ISS has recommended Benchmark shareholders vote AGAINST Engaged Capital’s nominee, Brendan Springstubb.  However, we believe that ISS has reached the wrong conclusion in failing to recommend that shareholders elect ALL of Benchmark’s highly qualified director nominees.  The Benchmark Board recommends that shareholders vote FOR ALL of the Company’s nominees by voting the WHITE proxy card today.

As stated in its report, ISS acknowledges that “The company’s governance profile hits many of the right notes.  The board is significantly independent and annually elected, key committees are entirely independent, the chairman is an independent director, simple majority votes are required for mergers and to amend governing documents, 10 percent of shareholders may call a special meeting, and the company does not have a poison pill.”1

We strongly disagree with ISS’ assessment of Engaged Capital director nominees, Robert Gifford and Jeffrey McCreary.  Both Mr. Gifford and Mr. McCreary lack relevant business experience and qualifications when compared to Benchmark’s nominees.

Engaged Capital has not provided any ideas that add to the actions that Benchmark already has underway.  In fact, over the past year, Engaged Capital has presented to the Board and management a series of proposals that were poorly conceived and that Engaged Capital subsequently abandoned once the Board and management invested meaningful time and resources to evaluate and respond to them.  We believe the ill-informed strategies that it has advocated reduce Engaged Capital’s credibility and demonstrate its unfamiliarity with the EMS industry and Benchmark.

Benchmark's eight directors possess critical knowledge of the Company and our industry that is crucial to the successful execution of management's strategy.  Under the leadership of the Board and management team, Benchmark has made significant progress on its portfolio transformation strategy to achieve near- and long-term revenue growth and continued profitability and enhance value for all shareholders.

1 Permission to use quotations neither sought nor obtained.

By voting for Benchmark’s experienced nominees, shareholders will ensure that the Company can continue to execute on its strategy that has and will continue to deliver meaningful benefits to shareholders.

Benchmark strongly encourages shareholders to vote “FOR” Benchmark’s eight highly qualified director nominees on the WHITE proxy card today.  Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in Benchmark by voting the WHITE proxy card.  Shareholders are urged to vote today by telephone, by internet, or by signing and dating the WHITE proxy card.  Please do not return or otherwise vote any blue proxy card sent by Engaged Capital.  If any shareholder has already sent back the blue card, they can still change their vote using the WHITE proxy card to support the Benchmark Board’s highly qualified director nominees.

If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
Proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885

About Benchmark Electronics, Inc.
Benchmark provides integrated manufacturing, design and engineering services to original equipment manufacturers of industrial equipment (including equipment for the aerospace and defense industries), telecommunication equipment, computers and related products for business enterprises, medical devices, and test and instrumentation products.  Benchmark's global operations include facilities in seven countries, and its common shares trade on the New York Stock Exchange under the symbol BHE.

Forward-Looking Statements
This letter contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict” and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016; statements, express or implied, concerning future operating results or margins; the ability to generate sales, income or cash flow; the benefits of the Secure acquisition and our ability to continue share repurchases; and Benchmark’s business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this letter are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the U.S. Securities and Exchange Commission (the “SEC”) and in its press releases.

Additional Information and Where to Find It
Benchmark has filed a definitive proxy statement with the SEC with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information. Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark’s 2016 Annual Meeting. Information about Benchmark’s directors and executive officers is available in Benchmark’s definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also are available free of charge on Benchmark’s website at www.bench.com under “Investor Relations – Annual Reports” or by contacting Benchmark Investor Relations at (979) 849-6550.